Exhibit 99.1

News Release

General Inquiries: 877.847.0008 www.constellationenergypartners.com

Investor Contact:	Charles C. Ward 877.847.0009

Constellation Energy Partners Reaches a Settlement

With Parties to Alabama Lawsuit

HOUSTON—(BUSINESS WIRE)—Feb. 23, 2011—Constellation Energy Partners LLC (NYSE Arca: CEP) today announced that it has reached an agreement in principle to settle the derivative lawsuit filed in the Circuit Court of Tuscaloosa County, Alabama by Trust Venture Company, LLC (“Trust Venture”) on behalf of the Torch Energy Royalty Trust (“Trust”). The settlement agreement is subject to approval of the court, and the company estimates that the process for approval will take approximately 60 days.

The lawsuit relates to the non-operating net profits interest (“NPI”) held by the Trust on certain wells owned by Robinson’s Bend Production II, LLC (“RBP II”), a subsidiary of the company, in the Robinson’s Bend Field in Alabama.

Under the proposed settlement with Trust Venture and the Trust, (i) RBP II will make a payment of $1.2 million to reimburse Trust Venture for its legal fees and expenses incurred in prosecuting the derivative lawsuit; (ii) RBP II will make an irrevocable offer to purchase the NPI from the Trust for at least $1 million, when it is separately offered for sale by the Trust at public auction within 180 days of the effective date of the settlement, with such bid amount to be deposited by RBP II in a third-party escrow account pending the public auction; (iii) the parties agree that the cumulative deficit balance in the NPI account is approximately $5.8 million as of September 30, 2010, and that no further payments will be due to the Trust with respect to the NPI unless and until the cumulative deficit balance is reduced to zero; (iv) the Water Gathering and Disposal Agreement between RBP II and another subsidiary of the company for the gathering, separation, and disposal of water from the wells subject to the NPI will be amended to reduce the fee from $1.00 per barrel to $0.53 per barrel beginning on the first day of the month following the effective date of the settlement and to extend the term for an additional ten years; and (v) the parties will enter into a mutual release.

The cost of $1.2 million to be paid by RBP II to reimburse the derivative plaintiff for the legal fees and expenses incurred in prosecuting the lawsuit will be reflected in the company’s fourth quarter 2010 operating results, which the company plans to release later this week.

“We’re extremely pleased to be in a position to resolve this matter in a way that should provide greater certainty on our future cash flow and operating plans” said Stephen R. Brunner, President and Chief Executive Officer of Constellation Energy Partners.

Additional information about the lawsuit and settlement can be found in the company’s filings with the Securities and Exchange Commission and on the company’s Web site (http://www.constellationenergypartners.com).

About the Company

Constellation Energy Partners LLC is a limited liability company focused on the acquisition, development and production of oil and natural gas properties, as well as related midstream assets.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including, without limitation, whether the court will approve the settlement discussed in this news release. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.